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As filed with the Securities and Exchange Commission on September 7, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Activision Blizzard, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4803544 (I.R.S. Employer Identification Number)

3100 Ocean Park Boulevard
Santa Monica, CA 90405
(310) 255-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jeffrey A. Brown
Corporate Secretary and Chief Compliance Officer
Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA 90405
(310) 255-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher B. Walther, Chief Legal Officer Jeffrey A. Brown, Corporate Secretary and Chief Compliance Officer Activision Blizzard, Inc. 3100 Ocean Park Boulevard Santa Monica, CA 90405 (310) 255-2000	Michael J. Zeidel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Telephone: (212) 735-3000 Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)

Common stock, preferred stock, debt securities, warrants, subscription rights, purchase contracts, purchase units

(1)
Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)
Omitted pursuant to Form S-3 General Instruction II.E.

(3)
We are registering an indeterminate number of shares of common stock, shares of preferred stock and amount of debt securities as may be issued upon conversion, exchange or exercise, as applicable, of any preferred stock, debt securities, warrants or subscription rights or settlement of any purchase contracts or purchase units, including such shares of common stock or preferred stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering.

(4)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

Prospectus

Activision Blizzard, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Purchase Units

        We may offer, issue and sell, together or separately:

  •
  shares of our common stock;

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  shares of our preferred stock, which may be issued in one or more series;

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  debt securities, which may be issued in one or more series and which may be unsubordinated debt securities or subordinated debt securities and which may be convertible into another security, and which may be secured or unsecured;

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  warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities;

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  subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities;

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  purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

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  purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder's obligation to purchase our common stock or other securities under the purchase contracts.

        We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Investing in our securities involves a number of risks. See "Risk Factors" on page 6 before you make your investment decision.

        We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

        Our common stock is listed on the NASDAQ Global Select Market ("NASDAQ") under the trading symbol "ATVI." Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2016

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended ("the "Securities Act"), using a "shelf" registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading "Where You Can Find More Information."

        We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

        Unless otherwise indicated or the context otherwise requires, the terms "Activision Blizzard," "we," "our," "the Company" and "us" in this prospectus refer to Activision Blizzard, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

        Activision Blizzard, Inc.'s names, abbreviations thereof, logos, and product and service designators are all either the registered or unregistered trademarks or trade names of Activision Blizzard. All other product or service names are the property of their respective owners.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.activisionblizzard.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed.

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (as filed with the SEC on February 29, 2016);

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  the portions of our Definitive Proxy Statement on Schedule 14A, filed April 22, 2016, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

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  Quarterly Reports on Form 10-Q for the period ended March 31, 2016 (as filed with the SEC on May 9, 2016) and the period ended June 30, 2016 (as filed with the SEC on August 4, 2016);

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  Current Reports on Form 8-K filed with the SEC on February 8, 2016, February 11, 2016 (solely with respect to Item 8.01), February 12, 2016, February 29, 2016, April 1, 2016, April 12, 2016, June 6, 2016, August 24, 2016 and September 7, 2016 and Current Report on Form 8-K/A filed with the SEC on May 9, 2016; and

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  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 23, 1984, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA 90405
Attn: Investor Relations
(310) 255-2000

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in or incorporated by reference into this prospectus supplement include certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical facts and include, but are not limited to: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those relating to product releases; (3) statements of future financial or operating performance; (4) statements relating to the acquisition of King Digital Entertainment plc and expected impact of that transaction, including without limitation, the expected impact on our future financial results; and (5) statements of assumptions underlying such statements. We generally use words such as "outlook," "forecast," "will," "could," "should," "would," "to be," "plan," "plans," "believes," "may," "might," "expects," "intends," "intends as," "anticipates," "estimate," "future," "positioned," "potential," "project," "remain," "scheduled," "set to," "subject to," "upcoming" and other similar expressions to help identify forward-looking statements.

        Forward-looking statements are subject to business and economic risks, reflect management's current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict. The Company cautions that a number of important factors could cause our actual future results and other future circumstances to differ materially from those expressed in, or implied by, any forward-looking statements. Such factors include, but are not limited to, the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the "Risk Factors" sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

        There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. The forward-looking statements contained herein are based upon information available to us as of the date of this prospectus supplement and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

 THE COMPANY

        We are a leading global developer and publisher of interactive entertainment. We currently offer games for video game consoles, personal computers ("PC"), and handheld, mobile, and tablet devices. We conduct our business through three reportable operating segments as follows:

        Activision Publishing, Inc.—Activision Publishing, Inc. ("Activision") is a leading global developer and publisher of interactive software products and content. Activision delivers content to a broad range of gamers, ranging from children to adults, and from core gamers to mass-market consumers, in a variety of geographies. Activision develops, markets, and sells products through retail channels or digital downloads, which are principally based on our internally-developed intellectual properties, including games in the Call of Duty® and Skylanders® franchises, as well as some licensed properties. Additionally, we have established a long-term alliance with Bungie to publish its game universe, Destiny. Activision currently offers games that operate on the Microsoft Corporation Xbox One and Xbox 360, Nintendo Co. Ltd. ("Nintendo") Wii U and Wii and Sony Computer Entertainment, Inc. ("Sony") PlayStation 4 and PlayStation 3 console systems; the PC; the Nintendo 3DS, Nintendo Dual Screen and Sony PlayStation Vita handheld game systems; and mobile and tablet devices.

        Blizzard Entertainment, Inc.—Blizzard Entertainment, Inc. ("Blizzard") is a leader in online PC gaming, including the subscription-based massively multi-player online role-playing game category in terms of both subscriber base and revenues generated through its World of Warcraft® franchise. Blizzard also develops, markets and sells role-playing action and strategy games for the PC, console, mobile and tablet platforms, including games in the multiple-award winning Diablo®, StarCraft®, Hearthstone®: Heroes of Warcraft™ and Heroes of the Storm® franchises. On May 24, 2016, Blizzard added a new franchise, Overwatch®, a team-based first-person shooter available on the PC and console platforms In addition, Blizzard maintains a proprietary online gaming service, Battle.net®, which facilitates digital distribution and online social connectivity across all Blizzard games. Blizzard distributes its products and generates revenues worldwide through various means, including: subscriptions; sales of prepaid subscription cards; in-game purchases and services; retail sales of physical "boxed" products; online download sales of PC products; purchases and downloads via third-party console, mobile, and tablet platforms; and licensing of software to third-party or related party companies that distribute Blizzard products.

        King Digital Entertainment plc—King Digital Entertainment plc ("King") is a leading interactive mobile entertainment company that develops and distributes games on mobile platforms such as Android and iOS, and on online and social platforms such as Facebook and king.com websites. King has four established free-to-play franchises: Candy Crush™, Farm Heroes™, Bubble Witch™ and Pet Rescue™, where monetization occurs through players purchasing in-game virtual currency which can be used in-game to buy virtual items.

        We also engage in other businesses that do not represent reportable segments, including:

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  The Major League Gaming business, which is devoted to eSports and builds on our competitive gaming efforts by creating ways to deliver the best-in-class fan experience across games, platforms and geographies with a long-term strategy of monetization through advertising, sponsorships, tournaments and premium content.

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  The Activision Blizzard Studios business, which is devoted to creating original film and television content based on our extensive library of iconic and globally-recognized intellectual properties.

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  The Activision Blizzard Distribution business, which consists of operations in Europe that provide warehousing, logistical and sales distribution services to third-party publishers of interactive entertainment software, our own publishing operations and manufacturers of interactive entertainment hardware.

        Our principal executive office is located at 3100 Ocean Park Boulevard, Santa Monica, California, 90405, and our telephone number is (310) 255-2000. We maintain a website at http://www.activisionblizzard.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our latest Annual Report on Form 10-K (which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future). Before making an investment decision, you should carefully consider these risks and uncertainties as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks and uncertainties could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see "Where You Can Find More Information."

 USE OF PROCEEDS

        Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, which may include debt repayment, strategic acquisitions or other significant corporate transactions.

        Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods presented.

	Year Ended December 31,					Six Months Ended June 30,
	2011	2012	2013	2014	2015	2016
Ratio of Earnings to Fixed Charges	79.3	113.2	20.1	5.4	6.2	5.2

        For purposes of computing the ratios of earnings to fixed charges, earnings represent income (loss) before income taxes and fixed charges less interest capitalized. Fixed charges consist of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness, interest capitalized and a reasonable approximation of the interest component of operating lease expense.

 DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

General

        The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and our Third Amended and Restated Bylaws (the "Bylaws") that are incorporated by reference into the registration statement of which this prospectus forms a part. The General Corporation Law of Delaware ("DGCL") may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

        Under our Certificate of Incorporation, our authorized capital stock consists of 2,405,000,000 shares of capital stock, consisting of 2,400,000,000 shares of common stock, par value $0.000001 per share, and 5,000,000 shares of preferred stock, par value $0.000001 per share. The number of authorized shares of any class or classes of our capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority in voting power of our outstanding capital stock entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL. We may not authorize the issuance of any class, or series thereof, of nonvoting equity shares.

Common Stock

        Holders of our common stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each stockholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the stockholders for their vote. Holders of our common stock do not have cumulative voting rights. Except as otherwise required by the DGCL or our Certificate of Incorporation and Bylaws, action requiring stockholder approval may be taken by a vote of the holders of a majority of the common stock present in person or by proxy a meeting at which a quorum is present and entitled to vote on the relevant action.

        After satisfaction of any dividend rights of holders of preferred stock and subject to applicable law, holders of common stock are entitled to any dividend declared by our board of directors from time to time out of funds legally available therefor. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, a corporation cannot pay dividends out of net profits if, after paying the dividend, the corporation's capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

        Upon our voluntary or involuntary liquidation, distribution or winding up, the holders of our common stock will be entitled to receive ratably all of our remaining assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

        Holders of our common stock have no preemptive, subscription, redemption, conversion or exchange rights and no sinking fund provisions.

        All outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. Additional shares of common stock may be issued, as authorized by our Board from time to time, without stockholder approval, except for any stockholder approval required by the NASDAQ.

        The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        This section describes the general terms and provisions of preferred stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation to our Certificate of Incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Delaware and with the SEC each time we issue a new series of preferred stock. Each such certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our Certificate of Incorporation before deciding to buy shares of our preferred stock as described in any accompanying prospectus supplement.

        Our board of directors has been authorized to provide for the issuance of up to 5,000,000 shares of our preferred stock from time to time in multiple series without the approval of stockholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

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  the designation of the series;

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  the number of shares within the series;

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  whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

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  the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

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  whether the shares are redeemable, the redemption price and the terms of redemption, whether voluntary or involuntary;

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  the amount payable for each share if we dissolve or liquidate;

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  whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions, including anti-dilution provisions;

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  any restrictions on issuance of shares in the same series or any other series;

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  voting rights applicable to the series of preferred stock; and

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  any other rights, priorities, preferences, restrictions, limitations or terms of such series.

        The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws

        Provisions of our Certificate of Incorporation and our Bylaws could delay or discourage some transactions involving an actual or potential change in control of us or our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. These provisions:

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  allow our board of directors to issue any authorized but unissued shares of common stock without approval of stockholders;

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  authorize our board of directors to establish one or more series of preferred stock, the terms of which can be determined by our board of directors at the time of issuance;

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  provide an advanced written notice procedure with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors, subject to the rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law);

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  state that special meetings of our stockholders may be called only by the Chairman of our board of directors, our Chief Executive Officer, our President, or at the writing request of a majority of our board of directors;

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  allow our directors, and not our stockholders, to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of our board of directors; and

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  grant our board of directors the authority to alter, amend, change, add to, repeal, rescind or make new Bylaws without a stockholder assent or vote; provided, however, that such authority of our board of directors is subject to the power of the stockholders to alter, amend, change, add to, repeal, rescind or make new Bylaws by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote thereon.

        In addition, Section 203 of the DGCL prevents a publicly-held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger or consolidation involving us and the "interested stockholder" and the sale of more than 10% of our assets. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 of the DGCL are not applicable to any of our existing stockholders who will beneficially own 15% or more of our outstanding voting stock upon completion of this offering.

        A Delaware corporation may "opt out" of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions.

Listing

        Our common stock is listed on the NASDAQ under the symbol "ATVI."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities in one or more series, which may be unsubordinated debt securities or subordinated debt securities and which may be convertible into another security, and which may be secured or unsecured.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and Wells Fargo Bank, National Association. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 ("TIA"). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

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  the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

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  any applicable subordination provisions for any subordinated debt securities;

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  the maturity date(s) or method for determining same;

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  the interest rate(s), which may be fixed or variable, or the method for determining same;

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  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

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  whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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  redemption or early repayment provisions;

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  authorized denominations;

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  if other than the principal amount, the principal amount of debt securities payable upon acceleration;

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  place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

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  the form or forms of the debt securities of the series including such legends as may be required by applicable law;

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  whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

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  whether the debt securities are secured and the terms of such security;

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  the amount of discount or premium, if any, with which the debt securities will be issued;

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  any covenants applicable to the particular debt securities being issued;

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  any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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  provisions relating to covenant defeasance and legal defeasance;

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  provisions relating to satisfaction and discharge of the indenture;

  •
  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

  •
  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

  •
  the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

  •
  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

  •
  any restriction or conditions on the transferability of the debt securities;

  •
  provisions granting special rights to holders of the debt securities upon occurrence of specified events;

  •
  the names of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

  •
  additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

  •
  any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

        We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof unless otherwise specified in an accompanying prospectus supplement. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred, except as a whole, by the depositary for such global security to a nominee of such depositary, or by a nominee of such depositary to such depositary or another nominee of such depositary, or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

  •
  the offering price;

  •
  the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

  •
  the number of warrants offered;

  •
  the exercise price and the amount of securities you will receive upon exercise;

  •
  the provisions, if any, for changes to or adjustments in the exercise price, including anti-dilution provisions;

  •
  the minimum or maximum amount of debt warrants that may be exercised at any one time;

  •
  the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

  •
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  •
  the name of the warrant agent; and

  •
  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        The prospectus supplement may also provide for the adjustment of the exercise price of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities. After warrants expire they will become void.

        The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see "Where You Can Find More Information." We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

  •
  the price, if any, for the subscription rights;

  •
  the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

  •
  the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

  •
  the extent to which the subscription rights are transferable;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

  •
  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

        The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see "Where You Can Find More Information." We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

 DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders' obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

        The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see "Where You Can Find More Information." We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

        We or the selling securityholders may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  to or through underwriters, brokers or dealers; or

  •
  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        The securities covered by this prospectus may be sold:

  •
  on a national securities exchange;

  •
  in the over-the-counter market; or

  •
  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions or agency fees and other items constituting underwriters', brokers', dealers' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any securities exchange or markets on which the securities may be listed; and

  •
  other material terms of the offering.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        In addition to selling its common stock under this prospectus, a selling securityholder may:

  •
  transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

  •
  sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

  •
  sell its common stock by any other legally available means.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities, other than our common stock, which is listed on the NASDAQ. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.

        In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

 LEGAL MATTERS

        Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriter will be advised about legal matters by its own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

        The consolidated financial statements of Activision Blizzard, Inc. and its subsidiaries as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Controls over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year-ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

        The audited historical financial statements of King Digital Entertainment plc and its subsidiaries as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 included in Activision Blizzard's Current Report on Form 8-K/A filed on May 9, 2016 have been so incorporated on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The expenses relating to the registration of the securities will be borne by the registrant.

Securities and Exchange Commission Registration Fee	$		*
Accounting Fees and Expenses	$		**
Legal Fees and Expenses	$		**
Printing Fees	$		**
Transfer Agents and Trustees' Fees and Expenses	$		**
Rating Agency Fees	$		**
Stock Exchange Listing Fees	$		**
Miscellaneous	$		**

Total		$—

*
Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.

**
Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Our bylaws provide that we will, to the fullest extent permitted by the DGCL, indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our officers or directors or, while a director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding; provided, however, that, except with respect to proceedings to enforce rights to indemnification, we will indemnify such person in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors.

        Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL.

        We maintain a directors' and officers' insurance policy which insures our officers and directors for any claim arising out of an alleged wrongful act by such persons in their respective capacities as one of our officers or directors.

        In addition, we have entered into agreements with certain of our directors and officers that require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers and, in some cases, to advance expenses incurred by them as a result of any proceeding against them as to which they could be indemnified.

Item 16.    List of Exhibits.

        The Exhibits to this registration statement are listed in the Exhibit Index on page II-7.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to

      Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the TIA in accordance with the rules and regulations prescribed by the SEC under Section 305(b) (2) of the TIA.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on September 7, 2016.

Activision Blizzard, Inc.
By:	/s/ DENNIS DURKIN Dennis Durkin Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Activision Blizzard, Inc. hereby severally constitute and appoint Robert A. Kotick, Dennis Durkin, Thomas Tippl, Christopher B. Walther and Jeffrey A. Brown, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Activision Blizzard, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT A. KOTICK Robert A. Kotick	Chief Executive Officer and President, and Director (Principal Executive Officer)	September 7, 2016
/s/ DENNIS DURKIN Dennis Durkin	Chief Financial Officer (Principal Financial Officer)	September 7, 2016
/s/ STEPHEN WEREB Stephen Wereb	Chief Accounting Officer (Principal Accounting Officer)	September 7, 2016
/s/ ROBERT J. CORTI Robert J. Corti	Director	September 7, 2016

Signature	Title	Date

/s/ HENDRIK J. HARTONG III Hendrik J. Hartong III	Director	September 7, 2016
/s/ BRIAN G. KELLY Brian G. Kelly	Chairman and Director	September 7, 2016
/s/ BARRY MEYER Barry Meyer	Director	September 7, 2016
/s/ ROBERT J. MORGADO Robert J. Morgado	Director	September 7, 2016
/s/ PETER NOLAN Peter Nolan	Director	September 7, 2016
/s/ CASEY WASSERMAN Casey Wasserman	Director	September 7, 2016
/s/ ELAINE P. WYNN Elaine P. Wynn	Director	September 7, 2016

EXHIBIT INDEX

Exhibit No.		Description of Exhibits
1.1	*	Form of Underwriting Agreement.

3.1		Third Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc., dated June 5, 2014 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed June 6, 2014).

3.2		Third Amended and Restated Bylaws of Activision Blizzard, Inc., adopted as of February 2, 2016 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K, filed on February 8, 2016).

3.3	*	Form of Certificate of Designation with respect to any preferred stock issued hereunder.

4.1		Indenture, dated as of September 19, 2013, among Activision Blizzard, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-K, filed September 19, 2013).

4.2		Form of Indenture for debt securities between the registrant and Wells Fargo Bank, National Association, as trustee.

4.3	*	Form of Warrant Agreement (including form of Warrant Certificate).

4.4	*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).

4.5	*	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate).

4.6	*	Form of Purchase Unit Agreement (including form of Purchase Unit Certificate).

5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1		Statement Re: Computation of Ratio of Earnings to Fixed Charges.

23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Activision Blizzard, Inc.

23.2		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for King Digital Entertainment plc.

23.3		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1		Powers of Attorney (included on signature pages hereto).

25.1		Statement of Eligibility on Form T-1 of trustee under the Indenture.

*
To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.